EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 1999, except as to Note 8, which is as of July 20, 1999, relating to the financial statements of Parts Voice, which appears in The Cobalt Group Inc.'s Registration Statement on Form S-1.


PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Seattle, Washington
September 3, 1999